Exhibit 10.4

November 18, 2020

To the Members of the Board of

Brightlane Corp.

1600 West Loop South

Suite 600

Houston, TX 77056

Dear Sirs:

This letter confirms that I hereby resign from my position as Chief Operating Officer, Chief Financial Officer of Brightlane Corp. (the “Company”), and all other positions with the Company to which I have been assigned, regardless of whether I served in such capacity, effective immediately. My resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Peter Hellwig

PETER HELLWIG